ELK PROPERTY

OPTION AGREEMENT

THIS AGREEMENT made as of the 6th day of June, 2002.

BETWEEN:

WHEATON RIVER MINERALS LTD., a corporation validly subsisting under the laws of Ontario, extraprovincially registered in British Columbia under No. A-54532, and having an office at Suite 1500 - 700 West Pender Street, Vancouver, British Columbia V6C 1G8

(“Wheaton”)

AND:

ALMADEN MINERALS LTD., a company validly subsisting under the laws of British Columbia and having an office at Suite 1103 – 750 West Pender Street, Vancouver, British Columbia, V6C 2T8

(“Almaden")

W H E R E A S:

A.

Almaden holds a 100% right, title and interest in and to the Property;

B.

Almaden has agreed to grant to Wheaton the exclusive right and option to acquire up to an undivided ten (10%) percent right, title and interest in and to the Property on the terms and conditions hereinafter set forth;

C.

The Program(s), which may include prospecting, geophysical, geological or geochemical surveying, underground and surface diamond drilling, trenching, digging test pits and preliminary sampling, will be carried out to determine the existence, location, extent and/or quality of the mineral resources located on the Property;

D.

Almaden will ensure that the Management Fee and the majority of Expenditures will constitute CEE Expenditures; and

E.

Almaden has agreed to apply the funds to be provided by Wheaton in order to earn an interest in the Property in payment of CEE Expenditures, all of which will therefore have been incurred directly by Wheaton.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

1.

INTERPRETATION

1.1

In this agreement and in the recitals and Schedules hereto, unless the context otherwise requires, the following expressions will have the following meanings:

(a)

“Acceptance Date” means the date upon which Almaden receives written notice from the Exchange confirming the acceptance for filing by the Exchange of this Agreement (if required);

(b)

“Act” means the Mineral Tenure Act (British Columbia) R.S.B.C. 1996 c. 292 and the regulations hereunder, as may be amended from time to time;

(c)

“Almaden’s Back In Rights” means the rights of Almaden to reacquire Wheaton’s interest in the Property as set out in section 7 hereof;

(d)

“Approved Program” means a Program which has been approved by the Management Committee;

(e)

“Associated Company” means:

(i)

any corporation which owns directly or through any other means not less than thirty (30%) percent of the outstanding capital stock of a party hereto; or

(ii)

any corporation of which a party hereto owns directly or through any other means not less than 30% of the outstanding capital stock;

(f)

“Back in Notice” means a notice delivered by Almaden to Wheaton declaring Almaden is exercising the Almaden Back In Rights as contemplated under section 7;

(g)

“Business Day” means a day which is not a Saturday, Sunday or day which is a statutory holiday in the province of British Columbia;

(h)

“CEE” means an amount described in paragraph (f) of the definition of “Canadian Exploration Expense” contained in subsection 66.1(6) of the Tax Act, other than "Canadian Exploration and Development Overhead Expenses" ("CEDOE") as prescribed for the purposes of paragraph 66(12.6)(b) of the Tax Act;

(i)

“CEE Expenditures” means, collectively, Management Fees and Qualifying Expenditures;

(j)

“Commercial Production” means the commercial exploitation of Mineral Products but does not include producing for the purpose of testing or production by a pilot plant or during an initial tune-up period of a plant.  Commercial Production shall be deemed to have commenced:

(i)

if a plant is located on the Property, on the first day of the month following the first period of thirty (30) consecutive days during which Mineral Products have been processed through such plant for not less than fifteen (15) days at an average rate not less than seventy (70%) percent of the initial rated capacity of such plant; or

(ii)

if no plant is located on the Property, on the first day of the month following the first period of thirty (30) consecutive days during which Mineral Products have been shipped from the Property on a reasonably regular basis for the purpose of earning revenue.

(k)

“Conversion Date” means the date on which Almaden allots and issues Shares to Wheaton pursuant to subsection 8.2, which date will be not more than five (5) Business Days after the delivery by Wheaton to Almaden of a Notice of Conversion;

(l)

“Exchange” means the Toronto Stock Exchange;

(m)

“Expenditures” means all costs, expenses, obligations, liabilities and charges of whatever kind or nature spent or incurred directly or indirectly by Almaden from the date hereof up to the end of the Option Period, pursuant to Approved Programs, in connection with the exploration and development of the Property prior to the commencement of Commercial Production including, without limiting the generality of the foregoing, in connection with:

(i)

maintaining the Property in good standing, including any moneys expended in doing and filing any necessary assessment work,

(ii)

mobilization and de-mobilization of work crews, supplies, Facilities and equipment to and from the Property, including any insurance and transportation costs and any applicable governmental fees;

(iii)

implementing and carrying out any program of surface or underground prospecting, exploring or mapping or of geological, geophysical or geochemical surveying,

(iv)

digging test pits, trenching or other surface or near surface sampling,

(v)

reverse circulation, percussion, diamond or other drilling,

(vi)

drifting, raising or other underground work,

(vii)

assaying and metallurgical testing,

(viii)

carrying out any required environmental studies and preparing any environmental assessment impact reports,

(ix)

discussions or negotiations with, and preparing, filing and presenting any submissions to, government agencies with respect to any required permits, consents, authorizations, leases or licenses,

(x)

acquiring, constructing, maintaining and removing Facilities,

(xi)

the fees, wages, salaries, travelling expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, including directly supervising and managing such persons in connection with the implementation of Approved Programs, and the food, lodging and other reasonable needs of such persons,

(xii)

carrying out all required restoration and reclamation of the Property required as a result of any activities thereon hereunder, and

(xiii)

preparing, compiling, reviewing, interpreting and processing any data, preparing any reports, maps, sections or other studies and designing and preparing any written documentation in connection with Programs;

(n)

“Facilities” means all mines and plants, including without limitation, all pits, shafts, haulageways, and other underground workings, and all buildings, plants, and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property;

(o)

“Initial Program” means a Program proposing a budget of $350,000 in CEE Expenditures to be completed on or before October 1, 2002;

(p)

“Invoice” means an invoice prepared by Almaden and delivered to Wheaton, signed by a senior officer of Almaden, and indicating:

(i)

the period in respect of which it is prepared,

(ii)

the aggregate Expenditures paid by Almaden during such period and cumulatively to the end of such period in respect of the current Approved Program,

(iii)

the aggregate CEE Expenditures paid by Almaden during such period and cumulatively to the end of such period in respect of the current Approved Program,

(iv)

a reasonably detailed description of the individual CEE Expenditures, appropriately categorized as may be requested by Wheaton,

(v)

the aggregate CEE Expenditures reimbursed by Wheaton to Almaden in connection with the current Approved Program, and

(vi)

the Management Fee payable by Wheaton in connection with the CEE Expenditures,

accompanied by copies of all invoices and supporting documents in connection with Expenditures during the relevant period;

(q)

“Management Committee” means the committee formed pursuant to section 9;

(r)

“Management Fee” means the fee payable to Almaden by Wheaton during the Option Period, for managing the implementation and carrying out of Approved Programs, which will be equal to ten percent (10%) of all Qualifying Expenditures;

(s)

“Mineral Products” means the end products derived from operating the Property as a mine;

(t)

“Management Committee” means the committee formed pursuant to section 11;

(u)

“Notice of Conversion” means a notice delivered by Wheaton to Almaden pursuant to subsection 6.2;

(v)

“Operator” means the party acting as operator pursuant to this agreement from time to time;

(w)

“Option Period” means the period commencing on the execution of this agreement by each of Almaden and Wheaton and ending on the first to occur of the following:

(i)

the delivery by Wheaton to Almaden of a Notice of Conversion,

(ii)

the delivery by Almaden to Wheaton of a Back-In Notice;

(iii)

if neither (i) or (ii) occur, the date on which Wheaton exercises the Wheaton Option;

(x)

“Prenotification Agreement” means an agreement between Wheaton and Almaden substantially in the form attached hereto as Schedule “C”;

(y)

“Program” means, as the context requires:

(i)

any program to carry out exploration work on the Property and a budget of the Expenditures proposed to be incurred in connection therewith, and

(ii)

a document wherein there is specified in reasonable detail an outline of any and all research, prospecting, exploration and development work proposed to be carried out during such program, the reasons behind and the anticipated results of such work, the estimated Expenditures to be incurred in carrying out such work and the area of the Property on which such work is to be undertaken;

(z)

“Program Overruns” means all Expenditures which exceed those estimated under a Program;

(aa)

“Program Report” means a report prepared by or on behalf of Almaden with respect to all work done on or with respect to the Property in connection with a particular Approved Program, containing details of all activities carried out, the results obtained therefrom and all interpretive conclusions and analyses, and containing recommendations for further work (if justified), accompanied by copies of all data, maps, assay results, sections, sample results and other information produced as a result of work during such Approved Program and not already delivered to Wheaton;

(bb)

“Property” means those certain mineral claims located under, and mining lease issued pursuant to, the Act and more particularly set forth and described in Schedule “A”, together with any substitute or successor mineral title or interest granted, obtained or issued in connection with or in place of or in substitution for any mineral claims, mining  leases or other tenures comprised in the Property;

(cc)

“Qualifying Expenditures” means Expenditures which constitute CEE;

(dd)

“Royalty” means the ZERO DECIMAL FIVE (0.5%) PERCENT net smelter returns royalty which may be payable to a party whose interest in the Joint Venture is forfeit in accordance with paragraph 8.1(k), calculated in accordance with Schedule “B”;

(ee)

“Shares” means the common shares without par value in the capital stock of Almaden as constituted as at the date hereof;

(ff)

“Tax Act” means the Income Tax Act (Canada) and all regulations, rules and policies made thereunder, as may be amended from time to time; and

(gg)

“Voting Trust Agreement” means an agreement among Almaden, Wheaton, and the president of Almaden substantially in the form attached hereto as Schedule “D”; and

(hh)

“Wheaton Option” means the option granted by Almaden to Wheaton pursuant to section 3.

2.

REPRESENTATIONS AND WARRANTIES

2.1

Each of Almaden and Wheaton represents and warrants to the other that:

(a)

it is a corporation duly incorporated or amalgamated, organized and validly subsisting under the laws of its incorporating jurisdiction and is qualified to carry on business and to acquire and dispose of interests in mineral tenures in British Columbia;

(b)

it has full power, capacity and authority to carry on its business and to enter into and perform its obligations under this agreement and any agreement or instrument referred to or contemplated by this agreement;

(c)

all necessary corporate approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this agreement valid and binding on a party;

(d)

subject to obtaining Exchange acceptance to this agreement, neither the execution and delivery of this agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party;

(e)

the execution and delivery of this agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents; and

(f)

it is resident in Canada within the meaning of section 116 of the Tax Act.

2.2

Almaden represents and warrants to, and covenants with, Wheaton that:

(a)

Almaden has the right to enter into this agreement and to dispose of an interest in the Property in accordance with the terms of this agreement;

(b)

each of the eighty-two located mineral claims (total of 491 units) comprised in the Property has been duly and validly located and recorded, is accurately described in Schedule “A”, is presently in good standing under the Act until the respective dates set forth in Schedule “A”, and is free and clear of all liens, charges and encumbrances whatsoever;

(c)

the mining lease comprised in the Property was been validly applied for, is accurately described in Schedule “A”, is presently in good standing under the Act until the date set forth in Schedule “A”, and is free and clear of all liens, charges and encumbrances whatsoever,

(d)

all work which has been carried out and filed as assessment work in favour of the Property by Almaden constitutes work which may be validly filed as assessment work under the Act and has been properly recorded and filed as such;

(e)

there are no outstanding agreements or options to acquire or purchase from Almaden any interest in the Property or any portion thereof, no person, firm or corporation has any proprietary or possessory interest in the Property other than Almaden and Wheaton pursuant to this agreement;

(f)

to the best of its knowledge, information and belief:

(i)

Almaden has not caused or permitted any release or disposal of any hazardous substance on, from or under the Property,

(ii)

there are no pending or threatened actions, suits, claims, disputes or proceedings regarding the Property nor is it aware of any basis therefor,

(iii)

conditions on and relating to the Property and operations conducted thereon are in compliance with all applicable laws, regulations or orders relating to environmental matters including, without limitation, waste disposal and storage, and

(g)

there are no outstanding orders or directions relating to environmental matters requiring any wok, repairs, construction or capital expenditures with respect to the Property and the conduct of the operations related thereto, it has not received any notice of the same and it is not aware of any basis on which any such orders or direction could be made.

2.3

The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this agreement and will survive the acquisition of any interest in the Property by Wheaton, and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by such party and contained in this agreement.

3.

WHEATON OPTION

3.1

Almaden hereby gives and grants to Wheaton the sole, exclusive and irrevocable right and option to acquire an undivided TEN (10%) PERCENT right, title and interest in and to the Property by funding CEE Expenditures of not less than THREE HUNDRED AND FIFTY THOUSAND ($350,000) DOLLARS on or before October 1, 2002 in accordance with the terms of this Agreement.

4.

COVENANTS OF ALMADEN DURING OPTION PERIOD

4.1

During the Option Period, Almaden will:

(a)

be the Operator and, in its capacity as such:

(i)

prepare, and deliver to the Management Committee for review, on or before June 15, 2002, a draft of the Initial Program,

(ii)

following the approval of the Initial Program by the Management Committee, implement, carry out and complete such Approved Program and, in so doing, use its best efforts to incur not less than $350,000 in aggregate CEE Expenditures on or before October 1, 2002,

(b)

be solely responsible for, and pay and satisfy, all Expenditures which are not CEE Expenditures;

(c)

be solely responsible for, and pay and satisfy, all Program Overruns unless such Program Overruns constitute CEE Expenditures and Wheaton agrees, in its sole discretion, to fund such Program Overruns;

(d)

so long as Wheaton is not in default hereunder, not do any act or thing which would or might in any way adversely affect the rights of Wheaton hereunder;

(e)

keep the Property in good standing and free and clear of all liens, charges and encumbrances arising from its operations hereunder (except liens for taxes not yet due, other inchoate liens or liens contested in good faith by Almaden) and in good standing with respect to the doing and filing of all necessary assessment work and proceed with all diligence to contest or discharge any lien that is filed;

(f)

permit Wheaton, or its representatives duly authorized by it in writing, at its own risk and expense, access to the Property at all reasonable times and to all records prepared by Almaden in connection with work done on or with respect to the Property;

(g)

prepare and deliver to Wheaton:

(i)

a Program Report with respect to the Initial Program on or before November 1, 2002,

(ii)

during periods of active field work, brief monthly written reports and information with respect to all activities during such month and the material results obtained therefrom, together with copies of all relevant factual and interpretive data obtained therefrom or produced in connection therewith, and

(iii)

forthwith upon receipt of any material information with respect to the Property or in connection with any Program, provide full details thereof to Wheaton as necessary to permit Wheaton to comply with its continuous disclosure obligations under applicable securities laws and the rules and policies of the Exchange;

(h)

conduct all work on or with respect to the Property in a careful and minerlike manner and in compliance with all applicable federal, provincial and local laws, rules, orders and regulations, and indemnify and save Wheaton harmless from any and all claims, suits or actions including, without limitation, with respect to environmental problems, made or brought against Wheaton as a result of work done by Almaden on or with respect to the Property;

(i)

obtain and maintain, and cause any contractor or subcontractor engaged hereunder to obtain and maintain, during any period in which active work is carried out on the Property hereunder, adequate insurance in respect of the risks associated with its work for the benefit of both Almaden and Wheaton;

(j)

record all work performed by Almaden with respect to the Property as required for assessment purposes with the appropriate government offices, to the maximum amounts permissible under the Act;

(k)

pay, when due and payable, all wages and salaries for services rendered in connection with the Property and all accounts for materials supplied on or in respect of any work or operations performed in connection with the Property; and

(l)

prior to commencing operations on the Property, obtain all necessary consents, permits and approvals including, without limitation, environmental permits, and bear the cost and liability of all environmental problems occasioned by its operations on the Property.

5.

EXERCISE OF WHEATON OPTION

5.1

Almaden will prepare and deliver to Wheaton, on a monthly basis, an Invoice with respect to the Expenditures, Qualifying Expenditures and Management Fees incurred in the prior month.  Upon receipt thereof, Wheaton will have a period of ten (10) days to review such Invoice and determine whether or not the CEE Expenditures set forth in such Invoice constitute CEE.  Unless such classification by Almaden is disputed in good faith by Wheaton, Wheaton will, within fifteen (15) days of the receipt thereof, pay the amount of CEE Expenditures set out in such Invoice to Almaden.

5.2

If Wheaton disputes the classification of any CEE Expenditures claimed by Almaden in any Invoice, it will promptly deliver to Almaden a notice questioning the accuracy of the Invoice provided by Almaden pursuant to subsection 5.1, which notice must be given within ten (10) days of receipt of such Invoice, and in such case the matter will be referred to the auditor of Wheaton for final determination and Almaden will give such auditor all necessary access to its records.  If such auditor determines that such Expenditures are not CEE Expenditures, then such Expenditures, and all costs of such auditors in making such determination, will be for the sole account of Almaden.  If such auditor determines such Expenditures constitute CEE Expenditures, then Wheaton will pay the amount thereof to Almaden forthwith following such determination and will be responsible for all costs of such auditors in making such determination.

5.3

Subject to subsection 5.4, upon Wheaton having paid to Almaden the aggregate sum of $350,000 with respect to CEE Expenditures, Wheaton will be deemed to have exercised the Wheaton Option and to have acquired an undivided TEN (10%) PERCENT right, title and interest in and to the Property.

5.4

If Almaden has not incurred $350,000 in CEE Expenditures on or before October 1, 2002, upon payment by Wheaton of all CEE Expenditures set out in the Invoices of Almaden delivered to Wheaton on or before October 11, 2002, Wheaton will be deemed to have exercised the Wheaton Option and have acquired that percentage of the 10% interest in the Property as is equal to the percentage of $350,000 that the cumulative amount actually advanced by Wheaton to Almaden represents.

5.5

Upon the earlier of:

(a)

thirty (30) days following the exercise of the Wheaton Option; and

(b)

November 1, 2002,

Almaden will deliver to Wheaton the Program Report with respect to the Initial Program.

5.6

Upon the exercise by Wheaton of the Wheaton Option, Almaden will have a period of thirty (30) days to deliver a Back-In Notice to Wheaton.  If Almaden does not deliver a Back-In Notice within such thirty (30) day period, Almaden’s Back-In Rights will expire.

6.

WHEATON CONVERSION RIGHT

6.1

In consideration of the additional sum of ONE HUNDRED ($100.00) DOLLARS paid by Wheaton to Almaden on the execution of this agreement, Wheaton will have, and Almaden hereby grants to Wheaton, the right, in its sole discretion, to surrender and transfer to Almaden all, but not less than all, of the right, title and interest that it may, as at the Conversion Date, have in or to the Property in consideration of the allotment and issuance by Almaden to Wheaton of Shares in accordance with this section 6.

6.2

The right of conversion hereby granted is, subject to subsection 6.3, exercisable by Wheaton by the delivery to Almaden by Wheaton of a Notice of Conversion which will set forth the amount of CEE Expenditures paid or to be paid by Wheaton up to the Conversion Date.  Upon receipt by Almaden of a Notice of Conversion and payment of all outstanding CEE Expenditures payable to it hereunder, Almaden will, within not less than five (5) Business Days, allot and issue to Wheaton, and deliver to Wheaton certificates representing, fully paid and non-assessable Shares, registered in the name of Wheaton, at a price per Share (the “Conversion Price”) equal to NINETY ($0.90) CENTS, with the number of Shares to be issued to Wheaton to be equal to the aggregate CEE Expenditures funded by Wheaton divided by the Conversion Price.

6.3

Wheaton will exercise the right of conversion granted hereby, if at all, during a period of fifteen (15) days following the later of the date of exercise or deemed exercise of the Wheaton Option and the date of the delivery by Almaden to Wheaton of the Program Report with respect to the Initial Program.  If Wheaton fails to deliver a notice to Almaden, stating that Wheaton is not electing to exercise its right of conversion hereunder (the “Continuation Notice”), Wheaton will be deemed to have delivered a Notice of Conversion on the last day of such period.

6.4

If Wheaton exercises its right of conversion hereunder, and acquires Shares, concurrently with the delivery thereof by Almaden:

(a)

Almaden and Wheaton will enter into the Prenotification and Voting Trust Agreements; and

(b)

Wheaton will be deemed to have sold, quitclaimed, assigned and transferred to Almaden all right, title and interest in or to the Property that Wheaton acquired from Almaden hereunder.

6.5

Wheaton acknowledges that any Shares received by it hereunder are subject to resale restrictions imposed under applicable securities laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing:

(a)

a requirement of the Exchange that the Shares may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the Exchange or otherwise in Canada or to or for the benefit of a Canadian resident for a period of four (4) months from the date of issuance thereof;

(b)

a requirement of Multilateral Instrument 45-102 that the Shares may not be traded for a period of four (4) or twelve (12) months following the date of issuance thereof unless otherwise permitted under the Securities Act (British Columbia); and

(c)

if Wheaton is or becomes a “control person” there are additional specific restrictions on the ability of Wheaton to dispose of the Shares in addition to the foregoing.

6.6

Wheaton acknowledges that it is the responsibility of Wheaton to determine and confirm what restrictions there are on Wheaton’s ability to resell the Shares and to comply with them before selling any of the Shares and, in particular, Wheaton covenants with Almaden that:

(a)

Wheaton will comply with the applicable rules and policies of the Exchange and the provisions of applicable securities laws concerning the holding and resale or other disposition of the Shares; and

(b)

upon each resale or other disposition by Wheaton of  the Shares, Wheaton will effect such resale only in accordance with all applicable laws and stock exchange rules and policies.

6.7

Almaden will take all necessary steps to ensure that, at the time of the issuance of any Shares to Wheaton hereunder, it will be a qualifying issuer under MI 45-102 (Resale of Securities).

7.

ALMADEN’S BACK IN RIGHTS

7.1

Upon the exercise by Wheaton of the Wheaton Option and notwithstanding the delivery by Wheaton of a Continuation Notice, Almaden will have the right (“Almaden’s Back-In Rights”) to reacquire from Wheaton all, but not less than all, of the right, title and interest in and to the Property acquired by Wheaton hereunder in consideration of allotting and issuing to Wheaton Shares in accordance with this section 7.

7.2

Almaden’s Back-In Rights are exercisable by Almaden by the delivery to Wheaton by Almaden of a Back-In Notice together with certificates representing the applicable number of Shares in accordance with this section 7 on or before the date that is sixty (60) days after the exercise or deemed exercise of the Wheaton Option.

7.3

The number of Shares which must be issued by Almaden to exercise Almaden’s Back-In Rights will be determined by dividing the aggregate amount advanced by Wheaton to Almaden in respect of CEE Expenditures incurred on the Property in connection with the exercise of the Wheaton Option by the Conversion Price calculated in accordance with subsection 6.2.

7.4

If Almaden exercises Almaden’s Back-In Rights hereunder, concurrently with the delivery of the Shares to Wheaton by Almaden:

(a)

Almaden and Wheaton will enter into the Prenotification and Voting Trust Agreements; and

(b)

Wheaton will be deemed to have sold, quitclaimed, assigned and transferred to Almaden all right, title and interest in or to the Property that Wheaton acquired from Almaden hereunder.

7.5

Wheaton hereby makes the same acknowledgements in respect of the Shares to be issued under this section 7 as it made in subsections 6.5 and 6.6.

8.

FORMATION OF JOINT VENTURE

8.1

Upon Wheaton having exercised the Wheaton Option, and provided that Wheaton does not deliver a Notice of Conversion and Almaden does not deliver a Back-In Notice, Wheaton will then hold an aggregate TEN (10%) PERCENT right, title and interest in and to the Property and, effective upon the date of exercise of the Wheaton Option (the “Participation Date”),Wheaton and Almaden will associate and form a joint venture to jointly continue the exploration and, if warranted, the development and exploitation of the Property (the AJoint Venture@). The relationship of Almaden and Wheaton in proceeding with such Joint Venture will be governed in accordance with the terms of an agreement (the "Joint Venture Agreement") to be negotiated, prepared and finalized between the parties acting diligently and in good faith forthwith after the exercise of the Second Option, which agreement will contain the following minimum terms together with such other terms and conditions as the respective counsel for Almaden and Wheaton may reasonably request, in order that the affairs of Wheaton and Almaden in respect of the Property may be reasonably carried out as a joint venture operation:

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the objectives of the Joint Venture will be to explore and develop and, if feasible, to place the Property or some part thereof into Commercial Production;

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the affairs of the Joint Venture will be under the direction and control of the  Management Committee, which will, following the Participation Date, be restructured to comprise one (1) representative of each of Almaden and Wheaton and a third individual jointly appointed by Almaden and Wheaton, who will act as Chairman of the Management Committee;

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voting in the Management Committee will be on the basis of one (1) vote for each percentage point of undivided beneficial interest of a party in the Joint Venture and in the Property and other assets of the Joint Venture (an "Interest"), provided that in the case of a deadlock the Chairman will have a deciding vote;

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Almaden will be the initial Operator of the Joint Venture.  The Operator will have the responsibility to carry out the directions of the Management Committee and will have such other powers and duties as are required to carry out that function.  The Operator will have the right to charge an administration fee, which will be a rate of eight (8%) percent of Expenditures up to commencement of a production program, three (3%) percent of production program costs during the production program and two (2%) percent of operating costs following the Commencement of Commercial Production, provided that the Management Committee may adjust the Administration Fee from time to time on the basis that the Operator should neither gain nor lose financially for acting in such capacity;

()

all Joint Venture activities will be performed only pursuant to Approved Programs.  The Operator will prepare and submit proposed Programs to the Management Committee on or before sixty (60) days after completion of the last Program (including the Initial Program), or on or before November 15 in each year if no Program has been approved or completed in that year.  The Management Committee will meet and approve a Program for the next year by December 15 of the prior year if there was no Program in such prior year, or within thirty (30) days after the proposed Program was submitted, if there was a Program in the prior year;

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the initial respective Interests of the parties and their deemed contributions to Expenditures of the Joint Venture will be as follows:

Party	Interest	Deemed Expenditures
Wheaton	10%	$350,000
Almaden	90%	$3,150,000

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each party will pay that cost share of each Approved Program in which it elects to participate that is proportional to its Interest.  A party may decline to participate in an Approved Program in which case its Interest will be reduced as provided in paragraph (h) below;

()

if a party declines to participate in an Approved Program, the other party will have the right to contribute all Expenditures in connection with such Approved Program and thereafter, provided that the Approved Program is completed to at least eighty-five (85%) of the proposed Expenditures, the non-participating party will have its Interest reduced such that, at any time the Interest of a party will be equal to the product obtained by multiplying one hundred (100%) percent by a fraction of which the numerator is the amount of such party=s deemed Expenditures as at the Participation Date plus its contributions to Expenditures since the Participation Date, and the denominator of which is the aggregate amount of all deemed Expenditures of all parties as at the Participation Date plus all contributions to Expenditures by all parties since the Participation Date.  Any such reduction of Interest will be forfeited to the other party so that the aggregate of the Interests of the parties will be at all times one hundred (100%) percent.  If such Approved Program is not completed to at least eighty-five (85%) percent of the proposed Expenditures, the non-participating party will, for a period of thirty (30) days following the delivery of the final report in connection with such Approved Program, have the right to contribute its pro-rata share of the Expenditures actually incurred under such Approved Program and thereby maintain its Interest and avoid dilution;

()

each party will have the right to take its share of Mineral Products of the Joint Venture in kind;

()

if a party defaults in paying its share of Expenditures related to an Approved Program in which it elected to participate, it will be precluded from participating in future Approved Programs and its Interest will be reduced from time to time pursuant to paragraph (h) as if it had declined to participate in all Approved Programs;

()

if the Interest of a party is reduced to five (5%) percent or less, such Interest will be automatically forfeited to the other party and the forfeiting party will thereafter have no further right, title or interest in the Joint Venture or the Property except the right to receive the Royalty; and

()

each party will have a right of first refusal in respect of any disposition by the other party of all or a portion of its Interest, such right of first refusal to be upon the terms and conditions of section 12.

8.1

Until the Joint Venture Agreement is executed and delivered, the Joint Venture will be governed by the provisions of this Agreement.

9.

MANAGEMENT COMMITTEE

9.1

Effective upon the execution of this agreement, a management committee is hereby created, consisting of four individuals.  Until the expiry of the Option Period, Wheaton will have the right to appoint two (2) representatives to the Management Committee, and Almaden will have the right to appoint two (2).

9.2

A party may from time to time revoke in writing the appointment of any of its representatives on the Management Committee and appoint in writing another in his place.  A party may from time to time in writing appoint one alternate member for a representative theretofore appointed by such party.  Alternate representatives may attend meetings of the Management Committee, and in the absence of a representative, his alternate may vote and otherwise act in his stead and place.  Whenever any representative or alternate representative votes or acts,  his votes or actions will for all purposes of this agreement be considered the actions of the party whom he represents.  The parties will give written notice to each other from time to time as to names, addresses and telephone numbers of their respective representatives and alternates on the Management Committee.

9.3

Meetings of the Management Committee will be held at such times as the Operator deems appropriate but in any event not more frequently than once every three (3) months and not less than once each year.  A meeting of the Management Committee may take place by means of conference telephones or other communication facilities by which means all representatives or their alternates participating in the meeting can hear each other.  The persons participating in a meeting in accordance with this subsection will be deemed to be present at the meeting and to have so agreed and will be counted in the quorum therefor and be entitled to speak and vote thereat.

9.4

Meetings of the Management Committee may be called by the Operator or any party by giving ten (10) days' notice to all parties.

9.5

Prior to expiry of the Option Period, one of the representatives of Wheaton will be the chairman of the Management Committee (the "Chairman").

9.6

The Operator will consult freely with the Management Committee and the representatives thereof, and keep them fully advised of the present and prospective operations and plans.

9.7

Voting by the Management Committee may be conducted by verbal, written, facsimile or e-mail ballot.

9.8

Except as hereinafter provided, a quorum of any meeting of the Management Committee will consist of at least one (1) representative or alternate representative appointed by each party. If a quorum is not present within thirty (30) minutes after the time fixed for holding any such meeting, the meeting will be adjourned to the same day in the next week (unless such day is not a Business Day in which case it will be adjourned to the next following Business Day thereafter) at the same time and place. At the adjourned meeting the representatives or alternate representatives present in person (which may be only one person) will form a quorum and may transact the business for which the meeting was originally convened.

9.9

Each representative on the Management Committee will have one vote.

9.10

Except as otherwise provided in this agreement, all decisions of the Management Committee will be by the affirmative vote of a simple majority of the votes represented by the  representatives in attendance.

9.11

In the case of an equality of votes on any matter which cannot be resolved by agreement within a reasonable time (not to exceed seven (7) days) the Chairman will have a casting vote.

9.12

Notice of any Management Committee meeting will be given at least ten (10) days prior to the date fixed for such meeting, except that at least thirty (30) days' notice will be given in respect of a meeting to consider a feasibility study and a production program unless otherwise agreed by all parties. All meetings will be held at such place in the city of Vancouver as may be designated by the Operator unless otherwise agreed to by all parties.  Each party will bear the costs of its representatives in preparing for and attending meetings of the Management Committee.

9.13

There will be included with a notice of meeting an agenda and such material and data as may be reasonably required to enable the representatives of the Management Committee to determine the position they should take in respect of any vote or election to be made at such meeting.

9.14

The Operator will have the responsibility of appointing a secretary for the Management Committee (who need not be a member thereof) and of preparing and distributing notices and agendas of meetings and keeping records of the proceedings at such meetings and distributing such records to the parties.

10.

POWERS OF MANAGEMENT COMMITTEE

10.1

The Management Committee will, without limiting any of its powers as specified elsewhere in this agreement, have the exclusive right, power and authority to approve, modify, or reject or request the revision of, any Program proposed by the Operator.

11.

INDEMNIFICATION

11.1

If Wheaton transfers its interest in the Property to Almaden hereunder on exercise of its conversion rights hereunder or on exercise by Almaden of Almaden’s Back-In Rights, then from the date of such transfer Almaden will indemnify and save harmless Wheaton from and against any and all claims, debts, demands, suits, actions and causes of action whatsoever which may be brought or made against Wheaton by any person, firm or corporation and all loss, costs, damages, expenses and liabilities which may be suffered or incurred by Wheaton arising out of or in connection with or in any way referable to, any ownership interests in the Property held at any time by Wheaton under this agreement.

12.

DISPOSITION OF INTEREST

12.1

No party (the "Transferor") will transfer, convey, assign, mortgage or grant an option in respect of or grant a right to purchase or in any manner transfer or alienate or agree to transfer or alienate (all of which are collectively referred to in this section 12 as a "Transfer") any or all of its rights under this agreement or in or to the Property (collectively, a party's "Holdings") prior to the exercise of the Wheaton, and thereafter only in accordance with this section 12.

12.2

No Transfer of any of a party's Holdings will be effective unless the Transferor is not in material default of any term or provision of this agreement at the time of Transfer and until any proposed assignee, transferee, purchaser, grantee or encumbrancer of such Holdings ("Transferee") has executed and delivered to all parties an agreement, in form and substance satisfactory to counsel for the remaining parties and related to this Agreement, containing:

()

a covenant by such Transferee with all parties to perform all of the obligations of the Transferor to be performed under this Agreement in respect of the Holdings to be acquired by the Transferee; and

()

a provision subjecting any further Transfer of such Holdings to the provisions of this section 12;

and, except in the case of a sale, assignment or transfer to an Associated Company, provided that the Transferor has complied with all obligations hereunder in respect of the Holdings to be transferred up to the date of transfer, the Transferor will be released from all liability for the performance of all obligations assumed by the Transferee in respect of the Holdings so sold, assigned or transferred.

12.3

No Party will Transfer any of its Holdings except:

()

pursuant to a binding agreement in writing; and

()

as a single transaction not directly or indirectly part of some other sale or purchase or agreement for any additional consideration of any nature whatsoever.

12.4

Any party (in this section called the "Offeror") intending to Transfer its Holdings will first give notice to the other party (in this section called the "Offeree") of such intention together with the terms and conditions on which the Offeror intends to Transfer its Holdings.

12.5

If any party (in this section also called the "Offeror") receives any offer to Transfer its Holdings which it intends to accept (the "Third Party Offer"), the Offeror will not accept the Third Party Offer unless and until the Offeror has first offered to Transfer its Holdings to the other party (in this section also called the "Offeree") on the same terms and conditions as contained in the Third Party Offer and such offer to the Offeree by the Offeror has not been accepted by the Offeree in accordance with subsection 12.8.

12.6

Any communication of an intention to sell pursuant to subsection 12.5 or an offer to sell pursuant to 12.6 (each an "Offer" for the purposes of this section 12 only) will:

()

set out fully and clearly all of the terms and conditions of any intended Transfer together with a currency equivalent of any non-cash consideration in Canadian dollars and an explanation of the manner in which such currency equivalent was obtained;

()

if it is made pursuant to subsection 12.6, include a photocopy of the Third Party Offer and clearly identify the Third Party and include such information as is known by the Offeror about the Third Party;

and such communication will constitute an Offer by the Offeror to the Offeree to Transfer the Offeror's Holdings to the Offeree on the terms and conditions set out in such Offer.

12.7

Any Offer made as contemplated in subsection 12.6 will be open for acceptance by the Offeree for a period of ninety (90) days from the date of receipt of the Offer by the Offeree.

12.8

If the Offeree accepts the Offer within the time limited such acceptance will constitute a binding agreement between the Offeror and the Offeree to Transfer the Holdings on the terms and conditions set out in such Offer, provided such sale and purchase must close within ninety (90) days following the acceptance of such Offer by the Offeree.

12.9

If the Offeree does not accept the Offer within the time limited the Offeror may complete a Transfer of the Holdings on terms and conditions which are no more favourable to the proposed transferee than those set out in the Offer and, where the Offer is a Third Party Offer, only to the Third Party upon exactly the same terms as the Third Party Offer, and in any event such Transfer must be completed within one hundred and twenty (120) days from the expiration of the right of the Offeree to accept such Offer or the Offeror must again comply with the provisions of this section with respect to any Transfer of the Holdings.

12.10

While any Offer is outstanding no other Offer may be made until the first mentioned Offer is disposed of and any sale resulting therefrom completed in accordance with the provisions of this section 12.

12.11

Each party agrees that its failure to comply with the restrictions set out in this section 12 would constitute an injury and damage to the other party impossible to measure in money and, in the event of any such failure the other party will, in addition and without prejudice to any other rights and remedies at law or in equity, be entitled to injunctive relief restraining or enjoining any Transfer of an Holding, save in accordance with the provisions of this section, and any party intending to make a Transfer, or making a Transfer, of its Holdings contrary to the provisions of this section 12 hereby waives any defence it might have in law to such injunctive relief.

12.12

If the Operator sells, assigns or transfers its Holdings to a Transferee which is not an Associated Company of the Operator, its right to be Operator under this agreement will be included in such sale, assignment or transfer only if, in the opinion of the Management Committee expressed in a resolution passed by representatives representing parties holding, in the aggregate, not less than an eighty (80%) percent Interest, the Transferee is capable of assuming and performing the duties and obligations of the Operator imposed under this agreement.

12.13

Nothing in this section 12 will prevent:

()

a sale or assignment by a party of all of its Holdings to an Associated Company provided that such Associated Company first complies with the provisions of subsection 12.2 and agrees with the other party in writing to retransfer such Holdings to the originally assigning party before ceasing to be an Associated Company of such party;

()

a recalculation of an Interest pursuant to paragraph 8.1(h) or the transfer of an Interest in consideration of a Royalty pursuant to paragraph 8.1(k); or

()

a disposition pursuant to an amalgamation or corporate reorganization which will have the effect in law of the amalgamated or surviving entity possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each amalgamating or predecessor entity and in which the shareholders of the party undergoing such amalgamation or corporate reorganization will hold in excess of 50% of the outstanding voting securities of the amalgamated or surviving entity.

13.

SHARING OF AND CONFIDENTIAL NATURE OF INFORMATION

13.1

Subject to subsection 13.2, each party agrees that all information obtained hereunder will be the exclusive property of the parties and not publicly disclosed or used other than for the activities contemplated hereunder except as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with the written consent of the other party, such consent not to be unreasonably withheld.

13.2

Consent to disclosure of information pursuant to subsection 13.1 will not be unreasonably withheld where a party wishes to disclose any such information to a third party for the purpose of arranging financing for its contributions hereunder or for the purpose of selling its interest as permitted by this agreement, provided that such third party first enters into a written agreement with the parties that any such information not theretofore publicly disclosed will be kept confidential and not disclosed to others.  If a response to a request for consent to disclosure made to a party is not received by the party making the request for disclosure within five (5) Business Days of the making thereof, the consent of the party to whom the request is made will be deemed to have been granted (subject to compliance by such party with the other provisions of this subsection 13.2).

13.3

Each party will, prior to making any press release or other written public disclosure, provide to the other a draft not less than twenty-four (24) hours prior to the proposed release thereof and will, prior to making such disclosure, consider the comments of the other party with respect to such draft in finalizing the disclosure.

13.4

No party will be liable to any other for the fraudulent or negligent disclosure of information by any of its employees, servants or agents, provided that such party has taken reasonable steps to ensure the preservation of the confidential nature of such information.

14.

NOTICES

14.1

Any notice, direction or other instrument required or permitted to be given under this agreement will be in writing and may be given by the delivery of the same or by sending the same by electronic facsimile, in each case addressed as follows:

(a)

If to Almaden at:

Almaden Minerals Ltd.
#1103 – 750 West Pender Street
Vancouver, British Columbia
V6C 2T8

Attention: President

Facsimile No.: (604) 689-7645

(b)

If to Wheaton at:

Wheaton River Minerals Ltd.
#1500 - 700 West Pender Street
Vancouver, British Columbia
V6C 1G8

Attention: C.E.O.

Facsimile No.: (604) 684-3123

14.2

Except with respect to any draft Programs, Program Reports or elections by a party, which will be given by personal delivery no later than the dates specified herein, any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if sent by facsimile, be deemed to have been given or received on the day it was so sent unless it was sent:

(a)

on a day which is not a Business Day in the place to which it was sent; or

(b)

after 4:00 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a Business Day in the place it was sent to.

14.3

Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

15.

DEFAULT

15.1

Notwithstanding anything in this agreement to the contrary (other than the provisions of this agreement providing for contributions to any Approved Program, for which no notice of default need by given), if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default ("Affected Party") may give written notice ("Default Notice") to the Defaulting Party specifying the default and unless:

(a)

with respect to any default in the payment of any moneys or the issuance of any Shares, within five (5) days of receipt of the Default Notice the Defaulting Party has cured such default;

(b)

with respect to any default, other than a default in paragraph 15.1(a), which can reasonably be cured within a thirty (30) day period, within thirty (30) days of receipt of the Default Notice the Defaulting Party has cured such default; or

(c)

with respect to any default, other than a default in paragraph 15.1(a), which is not of a nature as can reasonably be cured within a thirty (30) day period, within a thirty (30) day period following receipt of the Default Notice the Defaulting Party has taken reasonable and prudent action to commence to cure such default and thereafter diligently pursues the curing of such default until cured, subject to a maximum period to cure such default of one hundred and twenty (120) days;

the Affected Party will be entitled to seek any remedy it may have on account of such default including, without limitation, terminating this agreement and/or seeking the remedies of specific performance, injunction or damages against the Defaulting Party.

16.

FORCE MAJEURE

16.1

No party will be liable for its failure to perform any of its obligations under this agreement due to a cause beyond its control (each an "Intervening Event") (except those caused by its own lack of funds) including, but not limited to, adverse weather conditions, environmental or native land claims, protests or blockages, war, insurrection or other acts against a lawfully appointed or elected governing body, acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority, delays in the granting or issuance of any necessary permits, licenses or consents or non-availability of labour, equipment, materials or transportation.

16.2

A party relying on the provisions of subsection 16.1 will promptly give written notice to the others of the particulars of the Intervening Event and all time limits imposed by this agreement will be extended from the date of delivery of such notice by a period equivalent to the period of delay resulting from an Intervening Event.

16.3

A party relying on the provisions of subsection 16.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this agreement as far as commercially practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this agreement if an Intervening Event renders completion commercially impracticable.  A party relying on the provisions of subsection 16.1 will give written notice to the others as soon as such Intervening Event ceases to exist.

17.

ARBITRATION

17.1

Any dispute, controversy or claim arising out of or relating to this agreement, or the breach, termination or invalidity of it, or any deadlock or inability of the parties to agree on a course of action to be taken hereunder or to agree on the form of joint venture agreement pursuant to subsection 8.1, will be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre in effect on the date hereof.

17.2

The parties agree that:

(a)

the appointing authority will be the British Columbia International Commercial Arbitration Centre;

(b)

the case will be administered by the British Columbia International Commercial Arbitration Centre in accordance with its "Procedures for Cases under the BCICAC Rules";

(c)

the place of arbitration will be Vancouver, British Columbia;

(d)

the number of arbitrators will be one; and

(e)

the language used in the arbitral proceeding will be English.

17.3

The following provisions apply to all arbitrations pursuant to this section 17:

(a)

the arbitrator's fees will be paid by Wheaton and Almaden in equal parts during the course of the arbitration but, upon final decision of the dispute, the unsuccessful party will pay all costs and reimburse all arbitration costs, including the amounts paid by the prevailing party, subject to the contrary decision of the arbitrator; and

(b)

the City of Vancouver will be the venue for any legal proceedings to enforce in British Columbia any arbitral award pursuant to this agreement.

18.

ADJUSTMENTS TO SHARE CONSIDERATION

Notwithstanding sections 6 and 7 hereof, if Almaden issues any Shares in respect of Wheaton’s conversion rights under section 6 or Almaden’s Back-In Rights under section 7 and upon the occurrence of one or more events involving the capital reorganization, consolidation, subdivision or reclassification of the Shares, or the merger, amalgamation or other corporate combination of Almaden with one or more other entities, or of any other events in which new securities of any nature are delivered in exchange for all of the issued and outstanding Shares and such issued Shares are cancelled prior to the Conversion Date or upon the exercise of Almaden’s Back-In Rights (each of which, a “Fundamental Change”), then at the time of the issuance of Shares pursuant to this agreement on the Conversion Date or issuance of Shares upon exercise of Almaden’s Back-In Rights, as applicable, and in lieu of issuing the Shares which, but for one or more such Fundamental Changes and this provision, would have been issued to Wheaton on the Conversion Date or issuance of Shares upon exercise of Almaden’s Back-In Rights, as applicable, Almaden or its successor will issue instead such number of new securities as would have been delivered as a result of the Fundamental Changes in exchange for those Shares which Wheaton would have been entitled to receive upon such issuance if such issuance had occurred prior to the occurrence of the Fundamental Changes.

19.

ALMADEN NOT TO CLAIM ANY EXPENDITURES FUNDED BY WHEATON

19.1

Almaden hereby acknowledges that all Expenditures funded by Wheaton hereunder are for the sole account of Wheaton, and that Wheaton is entitled to claim all tax benefits, write-offs and deductions with respect thereto, and that Almaden is not entitled to, and will not claim, any tax benefits, write-offs or deductions in respect of any such Expenditures funded by Wheaton.

20.

GENERAL

20.1

This agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

20.2

The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this agreement.

20.3

Almaden's obligations under this agreement are subject to the acceptance for filing of this agreement by the Exchange if required by the Exchange.

20.4

The headings to the respective sections herein will not be deemed part of this agreement but will be regarded as having been used for convenience only.

[The remainder of this page has been deliberately left blank.

20.5

20.6

All references to moneys hereunder will be in Canadian funds.  All payments to be made to any party hereunder will be made by cash, certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

20.7

Subject to section 12, this agreement will ensure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

The Corporate Seal of ALMADEN MINERALS LTD. was hereunto affixed in the presence of: “Duane Poliquin” Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) ) ) ) )	c/s

The Corporate Seal of WHEATON RIVER MINERALS LTD. was hereunto affixed in the presence of: “R. D. Bergen” Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) c/s ) ) ) ) ) )

#

SCHEDULE “A”

THE PROPERTY

Claim Name	Type	Units	Tenure No.	Expiry Date	Mining Division
ARP	4post	20	248738	13/09/2004	Similkameen
ELK 1	4post	20	249145	28/11/2007	Similkameen
ELK 10	2post	1	249159	28/11/2006	Similkameen
ELK 11	2post	1	249160	28/11/2004	Similkameen
ELK 12	2post	1	249161	28/11/2006	Similkameen
ELK 13	2post	1	249162	28/11/2004	Similkameen
ELK 14	2post	1	249163	28/11/2006	Similkameen
ELK 15	2post	1	249164	28/11/2004	Similkameen
ELK 16	2post	1	249165	28/11/2006	Similkameen
ELK 17	2post	1	249166	28/11/2004	Similkameen
ELK 18	2post	1	249167	28/11/2006	Similkameen
ELK 19	4post	20	249147	28/11/2005	Similkameen
ELK 2	4post	20	249146	28/11/2005	Similkameen
ELK 20	4post	20	307936	05/03/2007	Similkameen
ELK 21	4post	20	307937	05/03/2005	Similkameen
ELK 22	2post	1	249168	28/11/2004	Similkameen
ELK 23	2post	1	249169	28/11/2004	Similkameen
ELK 24	2post	1	249170	28/11/2004	Similkameen
ELK 25	2post	1	249171	28/11/2004	Similkameen
ELK 26	4post	20	249150	28/11/2004	Similkameen
ELK 27	4post	20	249151	28/11/2004	Similkameen
ELK 28	4post	20	249254	24/09/2004	Similkameen
ELK 29	4post	20	249255	24/09/2004	Similkameen
ELK 3	2post	1	249152	28/11/2006	Similkameen
ELK 30	4post	20	249256	24/09/2004	Similkameen
ELK 31	2post	1	249330	17/08/2007	Similkameen
ELK 32	2post	1	249331	17/08/2007	Similkameen
ELK 33	FR	1	249363	28/09/2007	Similkameen
ELK 34	2post	1	249367	29/09/2007	Similkameen
ELK 35	2post	1	249366	29/09/2007	Similkameen
ELK 36	4post	12	249395	02/11/2004	Similkameen
ELK 37	4post	15	249396	31/10/2004	Similkameen
ELK 38	4post	16	249469	07/05/2004	Similkameen
ELK 39	4post	16	249470	07/05/2004	Similkameen
ELK 4	2post	1	249153	28/11/2006	Similkameen
ELK 40	4post	12	249471	07/05/2004	Similkameen
ELK 43	4post	16	249472	07/05/2003	Similkameen
ELK 44	4post	20	249509	06/06/2003	Similkameen
ELK 45	4post	20	249510	06/06/2003	Similkameen
ELK 46	4post	16	369415	06/06/2003	Similkameen
ELK 47	4post	20	249512	06/06/2003	Similkameen
ELK 48	2post	1	249513	04/06/2004	Similkameen
ELK 49	2post	1	249514	04/06/2004	Similkameen
ELK 5	2post	1	249154	28/11/2004	Similkameen
ELK 50	2post	1	249515	04/06/2004	Similkameen
ELK 51	2post	1	249516	04/06/2004	Similkameen
ELK 52	2post	1	249517	06/06/2004	Similkameen
ELK 53	2post	1	249518	06/06/2004	Similkameen
ELK 54	FR	1	249519	06/06/2004	Similkameen
ELK 55	2post	1	249547	05/07/2004	Similkameen
ELK 56	2post	1	249548	05/07/2006	Similkameen
ELK 57	2post	1	249549	05/07/2006	Similkameen
ELK 58	2post	1	249550	05/07/2006	Similkameen
ELK 59	2post	1	249551	05/07/2006	Similkameen
ELK 6	2post	1	249155	28/11/2006	Similkameen
ELK 60	2post	1	249552	05/07/2006	Similkameen
ELK 61	2post	1	249553	05/07/2006	Similkameen
ELK 62	2post	1	249554	06/07/2004	Similkameen
ELK 63	2post	1	249555	06/07/2004	Similkameen
ELK 64	2post	1	249556	06/07/2007	Similkameen
ELK 65	FR	1	249557	06/07/2004	Similkameen
ELK 66	2post	1	249558	07/07/2004	Similkameen
ELK 67	FR	1	249559	07/07/2004	Similkameen
ELK 68	FR	1	249560	07/07/2004	Similkameen
ELK 69	2post	1	249561	07/07/2004	Similkameen
ELK 7	2post	1	249156	28/11/2004	Similkameen
ELK 70	FR	1	249562	07/07/2004	Similkameen
ELK 71	2post	1	249563	07/07/2004	Similkameen
ELK 72	FR	1	249564	07/07/2004	Similkameen
ELK 73	FR	1	249885	20/08/2004	Similkameen
ELK 8	2post	1	249157	28/11/2006	Similkameen
ELK 9	2post	1	249158	28/11/2004	Similkameen
FERGITO ALLENDO #1	4post	20	248739	13/09/2006	Similkameen
FERGITO ALLENDO #2	4post	18	248740	13/09/2006	Similkameen
GAVIN 1	2post	1	249659	26/09/2004	Similkameen
GAVIN 2	2post	1	249660	26/09/2004	Similkameen
GAVIN 3	2post	1	249661	26/09/2004	Similkameen
GAVIN 4	2post	1	249662	27/09/2004	Similkameen
GAVIN 5	2post	1	249663	27/09/2004	Similkameen
NANCI P2	4post	10	248732	13/08/2004	Similkameen
SIWASH #50	4post	2	248927	10/11/2004	Similkameen
SIWASH NORTH	lease	1	308695	14/09/2002	Similkameen
TEEPEE	4post	2	248735	13/08/2004	Similkameen

#

SCHEDULE "B"

NET SMELTER RETURNS

.

The Royalty which may be payable to a party (hereinafter called the "Payee") pursuant to paragraph 8.1(k) of the agreement by the remaining party (hereinafter called the "Payor") will be zero decimal five (0.5%) percent of the Net Smelter Revenue (as hereinafter defined) and will be calculated and paid to the Payee in accordance with the terms of this Schedule "B".  Terms having defined meanings in the agreement and used herein will have the same meanings in this Schedule as assigned to them in the agreement unless otherwise specified or the context otherwise requires.

.

The Net Smelter Revenue will be calculated on a calendar quarterly basis and will, subject to paragraph 8, be equal to Gross Revenue less Permissible Deductions for such month.

.

The following words will have the following meanings:

()

"Gross Revenue" means the aggregate of the following amounts received in each quarterly period:

()

the revenue received by the Payor from arm's length purchasers of all Mineral Products,

()

the fair market value of all Mineral Products sold by the Payor in such quarter to persons not dealing at arm's length with the Payor, and

()

any proceeds of insurance on Mineral Products;

()

"Permissible Deductions" means the aggregate of the following charges (to the extent that they are not deducted by any purchaser in computing payment) that are paid in each quarterly period:

()

sales charges levied by any sales agent on the sale of Mineral Products,

()

transportation costs for Mineral Products from the Property to the place of beneficiation, processing or treatment and thence to the place of delivery of Mineral Products to a purchaser thereof, including shipping, freight, handling and forwarding expenses,

()

all costs, expenses and charges of any nature whatsoever which are either paid or incurred by the Payor in connection with refinement or beneficiation of Mineral Products after leaving the Property, including all weighing, sampling, assaying and representation costs, metal losses, any umpire charges, and any penalties charged by the processor, refinery or smelter, and

()

all insurance costs on Mineral Products,

provided that where a cost or expense otherwise constituting a Permissible Deduction is incurred by the Payor in a transaction with a party with whom it is not dealing at arm's length (as that term is defined in the Tax Act), such cost or expense may be deducted, but only as to the lesser of the actual cost incurred by the Payor or the fair market value thereof, calculated at the time of such transaction and under all the circumstances thereof.

.

The Royalty will be calculated and paid within thirty (30) days after the end of each calendar quarter. Smelter settlement sheets, if any, and a statement setting forth calculations in sufficient detail to show the payment's derivation (the "Statement") must be submitted with the payment.

.

If final amounts required for the calculation of the Royalty are not available within the time period referred to in section 4 of this Schedule "B", then provisional amounts will be estimated and the Royalty paid on the basis of this provisional calculation.  Positive or negative adjustments will be made to the Royalty payment of the succeeding month.

.

All Royalty payments will be considered final and in full satisfaction of all obligations of the Payor with respect thereto, unless the Payee delivers to the Payor a written notice (the "Objection Notice") describing and setting forth a specific objection to the calculation thereof within sixty (60) days after receipt by the Payee of the Statement. If the Payee objects to a particular Statement as herein provided, the Payee will, for a period of sixty (60) days after the Payor's receipt of such Objection Notice, have the right, upon reasonable notice and at a reasonable time, to have the Payor's accounts and records relating to the calculation of the Royalty in question audited by the auditors of the Payee.  If such audit determines that there has been a deficiency or an excess in the payment made to the Payee, such deficiency or excess will be resolved by adjusting the next monthly Royalty payment due hereunder. The Payee will pay all the costs and expenses of such audit unless a deficiency of two and one-half (2-1/2%) percent or more of the amount due is determined to exist. The Payor will pay the costs and expenses of such audit if a deficiency of two and one-half (2-1/2%) percent or more of the amount due is determined to exist.  All books and records used and kept by the Payor to calculate the Royalty due hereunder will be kept in accordance with Canadian generally accepted accounting principles. Failure on the part of the Payee to make claim against the Payor for adjustment in such sixty (60) day period by delivery of an Objection Notice will conclusively establish the correctness and sufficiency of the Statement and Royalty payments for such month.

.

At the election of the Payee made in writing at least ninety (90) days prior to the first payment on account of the Royalty (which election may not be rescinded without the consent of the Payor), the Payee may elect to receive the Royalty in kind, provided that any extra costs or expenses incurred by the Payor as a result of such election and payment of the Royalty in kind will be for the account of the Payee and will be due on demand.

.

All profits and losses resulting from the Payor engaging in any commodity futures trading, option trading, metals trading, gold loans or any combination thereof, and any other hedging transactions with respect to Mineral Products which are precious metals (collectively, "Hedging Transactions") are specifically excluded from calculations of the Royalty pursuant to this Schedule "B" (it being the intent of the parties that the Payor will have the unrestricted right to market and sell Mineral Products to third parties in any manner it chooses and that the Payee will not have any right to participate in such marketing activities or to share in any profits or losses therefrom). All Hedging Transactions by the Payor and all profits or losses associated therewith, if any, will be solely for the Payor's account. The amount of Net Smelter Revenue derived from all Mineral Products subject to Hedging Transactions by the Payor will be determined pursuant to the provisions of this paragraph 8 and not paragraph 2. As to precious metals subject to Hedging Transactions by the Payor, Net Smelter Revenue will be determined without reference to Hedging Transactions and will be determined by using, for gold, the quarterly average price of gold, which will be calculated by dividing the sum of all London Bullion Market Association P.M. Gold Fix prices reported for the calendar quarter in question by the number of days for which such prices were quoted, and for silver, the quarterly average price of silver, which shall be calculated by dividing the sum of all New York Commodity Exchange ("COMEX") prices for silver quoted by and at the closing of COMEX reported for the calendar quarter in question by the number of days for which such prices were quoted, less, in each case, an amount reasonably equivalent to the deductions permitted by paragraph 3(b). Any Mineral Products subject to Hedging Transactions will be deemed to be sold, and revenues received therefrom, only on the date of final settlement of the amount of refined Mineral Products allocated to the account of the Payor by a third party refinery in respect of such transactions.  Furthermore, the Payor will have no obligation to fulfil any futures contracts, forward sales, gold loans or other Hedging Transactions which the Payor or any of its Associated Companies may hold with Mineral Products.

Document #: 61613

#

SCHEDULE "C"

FORM OF

PRE-NOTIFICATION AGREEMENT

THIS PRE-NOTIFICATION AGREEMENT made the œ day of œ, 200œ.

BETWEEN:

WHEATON RIVER MINERALS LTD., a corporation validly existing under the laws of Ontario and having an office at #1500 - 700 West Pender Street, Vancouver, British Columbia V6C 1G8 (Fax No.604-684-3123)

("Wheaton")

AND:

ALMADEN MINERALS LTD., a company validly subsisting under the laws of British Columbia and having an office at Suite 1103 – 750 West Pender Street, Vancouver, British Columbia V6C 2T8 (Fax No.604-689-7645)

("Almaden")

W H E R E A S :

A.

Wheaton is presently the beneficial owner, directly or indirectly, of, or has control or direction over or otherwise has the right to vote or to direct the voting or dealing with, an aggregate of œ (œ) fully paid and non-assessable common shares in the capital stock of Almaden (the "Almaden Shares") issued to Wheaton by Almaden pursuant to an option agreement made as of ·, 2002 between Almaden and Wheaton; and

B.

Wheaton has agreed to notify Almaden prior to selling, transferring or otherwise disposing, or offering to sell, transfer or otherwise dispose, of any Almaden Shares, all as provided by this agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the premises, the mutual covenants and agreements herein contained and of other good and valuable consideration, including the payment by Almaden to Wheaton of the sum of $10.00 (the receipt and sufficiency whereof is hereby acknowledged by Wheaton), the parties hereto covenant and agree with each other as follows:

.

DEFINITIONS

.

For the purposes of this agreement and any schedules or recitals hereto, except as otherwise specified or if the context or the circumstances otherwise require, the following words and phrases will have the meanings hereinafter ascribed to them:

()

"Business Day" means a day which is not a Saturday, Sunday or day which is a statutory holiday in the province of British Columbia;

()

"Market Price" means with respect to a proposed sale, transfer or other disposition, or offer to sell, transfer or otherwise dispose, of Almaden Shares through a Recognized Stock Exchange, the weighted average trading price for board lot trades of such Almaden Shares on such stock exchange on the trading day preceding the day on which such Market Price is required to be calculated, as determined in good faith by Wheaton based upon share trading information obtained by Wheaton prior to such date;

()

"Proposed Consideration" means with respect to a proposed sale, transfer or other disposition, or offer to sell, transfer or otherwise dispose, of Almaden Shares other than through a Recognized Stock Exchange, the proposed price at which such transaction is to take place as set out in the Notification (as hereinafter defined), but in any event the Proposed Consideration will not consist of a price per Almaden Share which is less than NINETY-FIVE (95%) PERCENT of the Market Price;

()

"Recognized Stock Exchange" means any of The TSX Exchange, the TSX Venture Exchange or any other Canadian stock exchange on which the common shares of Almaden or of any entity whose securities are subject to this agreement by virtue of subsection 2.4, are, at the relevant time, listed for trading;

()

"Related Transferee" means any person, corporation, partnership or other entity that is an associate or affiliate of Wheaton (as those terms are defined in the Securities Act (British Columbia)), or that is not at arm's length to Wheaton (as that term is defined in section 251 of the Income Tax Act (Canada) or any successor section), or that is acting jointly or in concert with Wheaton (within the meaning of the Securities Act (British Columbia));

()

"Securities Act" means the Securities Act, R.S.B.C. 1996 c. 418, as amended; and

()

"Securities Rules" means B.C. Reg. 194/97, as amended.

.

PRE-NOTIFICATION / RESTRICTIONS ON TRANSFER

.

Except as otherwise expressly permitted in this agreement:

()

Wheaton will not sell, transfer or otherwise dispose or offer to sell, transfer or otherwise dispose of any Almaden Shares on or before December 31, 2002, and thereafter will not sell, transfer or otherwise dispose or offer to sell, transfer or otherwise dispose of greater than five thousand (5,000) Almaden Shares:

()

at any one time; or

()

in any ten (10) day period;

unless Wheaton first notifies Almaden in writing (the "Notification") that it intends to sell, transfer or otherwise dispose or offer to sell, transfer or otherwise dispose of, such Almaden Shares (the "Notification Shares");

()

the Notification will set forth:

()

the number of Notification Shares offered for sale;

()

if the Notification Shares are proposed to be disposed of through a Recognized Stock Exchange, the Market Price on the day immediately prior to the date of the Notification;

()

if the Notification Shares are proposed to be disposed of other than through a Recognized Stock Exchange, the Proposed Consideration for which it is proposed to dispose of such Notification Shares, expressed only in lawful money of Canada, and the other terms and conditions of the proposed disposition; and

()

that Almaden has five (5) days from receipt of the Notification (the "Pre-Notification Period") to introduce one or more purchasers of the Notification Shares to Wheaton;

()

Almaden may introduce one or more purchasers of the Notification Shares to Wheaton during the Pre-Notification Period (the "Purchaser(s)"), and Wheaton will be bound to sell such of the Notification Shares to each such Purchaser as each such Purchaser may elect:

()

with respect to any disposition of Notification Shares for which the Notification contemplates a disposition through a Recognized Stock Exchange, through a Recognized Stock Exchange at the Market Price of the Notification Shares on the day immediately prior to the day upon which a Purchaser agrees to purchase such Notification Shares, or

()

with respect to any disposition of Notification Shares for which the Notification contemplates a disposition other than through a Recognized Stock Exchange, for the Proposed Consideration and on the terms and conditions contained in the Notification;

()

if, and to the extent that one or more Purchaser(s) is/are not found and introduced to Wheaton within the Pre-Notification Period for all of the Notification Shares, Wheaton may sell, transfer or otherwise dispose of the remaining Notification Shares to any other person, firm or corporation ("Third Party"):

()

through a Recognized Stock Exchange, with respect to all Notification Shares for which the Notification contemplated a disposition through a Recognized Stock Exchange; or

(ii)

in a private transaction, with respect to all Notification Shares for which the Notification contemplated a disposition other than through a Recognized Stock Exchange, but only at a price not less than the Proposed Consideration and upon the terms and conditions otherwise stated in the applicable Notification;

but in each case only within the period of twenty (20) Business Days after the expiry of the Pre-Notification Period and, if Wheaton does not do so, the provisions of this subsection 2.1 will again become applicable to the sale, transfer or other disposition of such Notification Shares, and so on from time to time.

.

Wheaton may sell, transfer or otherwise dispose of any or all of the Almaden Shares to a Related Transferee provided that Wheaton and the Related Transferee first enter into a written agreement with Almaden providing that the Related Transferee will be bound by and have the benefit of the provisions of this agreement with respect to the Almaden Shares acquired by the Related Transferee.

.

No sale, transfer or other disposition referred to in subsection 2.2 will release Wheaton from its obligations hereunder with respect to the remaining Almaden Shares held by Wheaton.

.

In the event of the subdivision, consolidation, change, classification or reclassification at any time of the common shares of Almaden into a greater or lesser number common shares of Almaden, or in the event of the conversion of the common shares of Almaden or upon the amalgamation, merger, arrangement, or other corporate combination of Almaden with any other corporation or corporations, or the division of Almaden into two or more entities, any voting securities received by Wheaton in respect of the Shares resulting from such subdivision, consolidation, change, classification, reclassification, conversion, amalgamation, merger, arrangement or other corporate combination, or division will be subject to this agreement.

.

COMPLIANCE WITH SECURITIES ACT AND RULES

.

Notwithstanding anything else in this agreement, no party is required to perform any obligation hereunder if the performance of such obligation would contravene any of the provisions of the Securities Act or the Securities Rules, provided that, to the greatest extent possible, such obligation will be restructured so as to comply with, or not contravene, the applicable provisions of the Securities Act and Securities Rules.

.

TERM OF AGREEMENT

.

This agreement will be effective as of the date hereof, and will terminate on the later of:

()

the day which is one (1) year after the date hereof; and

()

December 31, 2003.

.

GENERAL

.

This agreement may not be modified or terminated except by an instrument in writing signed by the party against whom enforcement of such modification or termination is sought.

.

This agreement contains the entire agreement between Wheaton and Almaden in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein.

.

All representations, warranties, agreements and covenants made by Wheaton and Almaden herein will survive the execution, delivery and performance of this agreement for a period of one (1) year from the date of this agreement.

.

This agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of British Columbia and those of Canada applicable therein.  The parties hereby attorn to the jurisdiction of the courts of the Province of British Columbia and the venue for all proceedings will be Vancouver, British Columbia.

.

The parties hereto agree to execute such further documents and do or cause to be done all other acts or things reasonably necessary to implement and carry into effect this agreement to the full extent contemplated by the parties.

.

Any notice to be given by any party to another under this agreement will be in writing and will be deemed to be properly given when delivered by hand, or if possible, communicated by telecopier, on any business day, to the following addresses for notice of the intended recipient:

()

in the case of notice to Wheaton:

to the address indicated on page 1, with a copy to:

Gowling Lafleur Henderson LLP

Suite 2300 - 1055 Dunsmuir Street

Vancouver, British Columbia  V7X 1J1

Fax No.: 604-689-8610

Attention:  Lawrence W. Talbot

()

in the case of notice to Almaden:

to the address indicated on page 1

A party may, by giving notice to the other parties, change its address for notice to some other address, and a party will change its address for notice to an address that is adequate (which shall include a telecopier number) whenever its existing address for notice is not adequate for delivery by hand.

.

This agreement will enure to the benefit of and be binding upon the parties hereto and upon their respective successors, permitted assigns and other legal representatives.

[Rest of page left blank intentionally]

.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have duly executed these presents under seal as of the day and year first above written.

The Corporate Seal of WHEATON RIVER MINERALS LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) c/s ) ) ) ) ) )

Document #: 61604

The Corporate Seal of ALMADEN MINERALS LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) c/s ) ) ) ) )

SCHEDULE "D"

FORM OF

VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT made this œ day of œ, 200œ.

AMONG:

WHEATON RIVER MINERALS LTD., a corporation validly existing under the laws of Ontario and having an office at Suite 1500 - 700 West Pender Street, Vancouver, British Columbia V6C 1G8 (Fax No.: 604-684-3123)

("Wheaton")

AND:

DUANE POLIQUIN, businessman, (and his successors as Voting Trustee from time to time), c/o Suite 1103 – 750 West Pender Street, Vancouver, British Columbia V6C 2T8 (Fax No.: 604-689-7645)

(the "Voting Trustee")

AND:

ALMADEN MINERALS LTD., a company validly subsisting under the laws of British Columbia and having an office at Suite 1103 – 750 West Pender Street, Vancouver, British Columbia V6C 2T8 (Fax No.: 604-689-7645)

(AAlmaden@)

W H E R E A S :

A.

Wheaton is presently the beneficial owner, directly or indirectly, of, or has control or direction over or otherwise has the right to vote or to direct the voting or dealing with, an aggregate of œ (œ) fully paid and non-assessable common shares in the capital stock of Almaden issued to Wheaton by Almaden pursuant to an option agreement dated for reference ·, 2002 between Wheaton and Almaden (together with any other securities which become subject to this agreement pursuant to subsection 5.2, the "Shares"); and

B.

Wheaton wishes to vest all of its voting rights with respect to the Shares in the Voting Trustee, with full power of substitution in the premises, for the period hereinafter provided.

NOW THEREFORE in consideration of the premises, the mutual covenants and agreements herein contained and of other good and valuable consideration, including the payment by the Voting Trustee to Wheaton of the sum of $10.00 (the receipt and sufficiency whereof is hereby acknowledged), the parties hereto covenant and agree with each other as follows:

.

DEFINITIONS

.

For the purposes of this agreement and any schedules or recitals hereto, except as otherwise specified or if the context or the circumstances otherwise require, the following words and phrases will have the meanings hereinafter ascribed to them:

()

"Business Day" means a day which is not a Saturday, Sunday or legal holiday in the Province of British Columbia;

()

"Company Meeting" means any general meeting or special meeting of the members of Almaden, or of the members or shareholders of any corporation issuing voting securities in respect of which this agreement applies by virtue of subsection 5.2, held during the term of this agreement;

()

"Power of Attorney" means the form of irrevocable power of attorney attached as Schedule "A" to this agreement;

()

"Registrant" means any trust company, brokerage house, bank, securities depository or similar institution or any nominee of any of the foregoing, which is recorded as the holder of any of the Shares, but which does not beneficially own them;

()

"Related Transferee" means any person, corporation, partnership or other entity to whom the Shares are or are proposed to be sold, transferred, assigned or otherwise disposed of, and that is an associate or affiliate of Wheaton (as those terms are defined in the Securities Act) or that is not at arm's length to Wheaton, (as that term is defined in section 251 of the Income Tax Act (Canada) or any successor section) or that is acting jointly or in concert with Wheaton (within the meaning of the Securities Act);

()

"Securities Act" means the Securities Act, R.S.B.C. 1996 c. 418, as amended;

()

"Securities Rules" means B.C. Reg. 194/97, as amended;

()

"Substitute Power of Attorney" means an irrevocable power of attorney in form substantially as the irrevocable power of attorney attached as Schedule AB@ to this agreement, by which a substitute Voting Trustee is named (such name to be left blank and filled in by the Voting Trustee pursuant to the authorization in subsection 3.3), for use by the Voting Trustee to appoint a successor or substitute Voting Trustee pursuant to subsection 3.2;

()

"Termination Date" means the later of:

()

the day which is one (1) year after the date hereof, and

()

December 31, 2003;

()

"Voting Trust" means the voting trust constituted by this agreement with respect to the Shares; and

()

"Voting Trustee" means John Poliquin and any substitute or successor voting Trustee appointed pursuant to subsection 3.2.

.

ESTABLISHMENT AND TERMS OF VOTING TRUST

.

Wheaton acknowledges to and covenants with the Voting Trustee and Almaden that:

()

all of the Shares are subject to the Voting Trust and will remain subject to the terms and provisions hereof until the earlier of:

()

with respect to all Shares, the Termination Date, or

()

with respect to any particular Share, such time as beneficial ownership of such Share is sold, assigned, transferred or otherwise disposed of to a party which is not a Related Transferee;

()

Wheaton will, concurrently with the execution of this agreement, deliver the Power of Attorney and the Substitute Power of Attorney to the Voting Trustee, both duly executed, to enable the Voting Trustee to more effectively make use of the rights granted to the Voting Trustee hereunder;

()

if, as at the date hereof or at any time during the continuance of the Voting Trust, the Shares are registered in the name of a Registrant, Wheaton will give written notice of the existence of the Voting Trust to the Registrant and will irrevocably instruct such Registrant to forward all voting materials received in connection with such Shares directly to the Voting Trustee, and to vote such Shares only in accordance with the instructions of the Voting Trustee for so long as such Shares are subject to the Voting Trust; and

()

upon the written request of the Voting Trustee, Wheaton will, not less than two (2) Business Days following the record date for determining those shareholders entitled to vote at a Company Meeting, notify the Voting Trustee in writing as to whether or not any Shares are registered in the name of a Registrant, and if so, the name of such Registrant(s) and the number of Shares registered in the name of each such Registrant, and will concurrently provide copies to the Voting Trustee of the notices and directions specified in paragraph (c).

.

During the term of the Voting Trust and pursuant to the Power of Attorney, the Voting Trustee will be entitled to exercise, in such manner as he in his sole discretion may deem fit, all the voting rights attaching to the Shares at all Company Meetings or, alternatively, is authorized to deposit as specified or deliver to the chairman of any such Company Meetings proxies executed by the Voting Trustee voting the Shares in such manner as he in his sole discretion may deem fit.

.

If there are delivered to the chairman of a Company Meeting, or of any adjournment thereof, proxies executed in accordance with the Power of Attorney or the Substitute Power of Attorney before any vote is cast on any matter to be voted on at such meeting, such proxies will revoke all proxies otherwise executed and delivered by and on behalf of Wheaton in respect of such matter.  After the delivery of proxies in accordance with this subsection 2.3, Wheaton will not attempt to vote any of the Shares either in person, through a representative or by proxy or otherwise act so as to revoke the proxies delivered in accordance with the Power of Attorney or the Substitute Power of Attorney.

.

In addition to the Power of Attorney and the Substitute Power of Attorney delivered on the execution hereof, Wheaton will promptly, at the request and expense of the Voting Trustee, from time to time execute and deliver all such other documents and instruments and take all such further steps as may be required to give effect to the intention of the parties under this agreement and permit the Voting Trustee to effectively control all of the voting rights attached to the Shares during the term of the Voting Trust.

.

CONCERNING THE VOTING TRUSTEE

.

The Voting Trustee will not be under any liability or obligation by reason of any loss or damage to Wheaton arising out of or in consequence of any mistake or error of law or fact on any matter or thing done or omitted to be done in good faith in connection with the administration or exercise of the Voting Trust.

.

The Voting Trustee may, from time to time where it is impossible or impractical for the Voting Trustee to act as such or if the Voting Trustee determines in his sole discretion that it would be appropriate to appoint a successor Voting Trustee, without notice to any other party, appoint either a substitute Voting Trustee for a limited period of time to assume all of the duties, obligations and rights of the Voting Trustee for such specified period or a successor Voting Trustee to assume all of the obligations and rights of the Voting Trustee generally.

.

Wheaton hereby expressly authorizes and empowers the Voting Trustee to insert the name of a successor or a substitute Voting Trustee appointed pursuant to subsection 3.2, as applicable, in the Substitute Power of Attorney and to thereafter deliver the Substitute Power of Attorney to such individual to be used by him as Voting Trustee.

.

ACKNOWLEDGEMENT BY ALMADEN

.

Almaden confirms that it is entering into this agreement to acknowledge having received express notice of the provisions of this agreement and the existence of the Voting Trust, and to agree that, notwithstanding any provisions of its articles to the contrary, Almaden and its directors and officers will act in accordance with the provisions of this agreement, and that Almaden will cause the chairman of any Company Meeting to acknowledge to the parties hereto the provisions of this agreement and procure that such chairman will not accept or recognize any ballot, proxy or vote by or on behalf of Wheaton, or any nominee or representative thereof (including any Registrant), which is not cast or exercised so as to carry out and give effect to the provisions and intent of this agreement.

.

After delivery by the Voting Trustee of proxies in accordance with subsection 2.3, Almaden will not recognize any proxy of Wheaton attempting to vote the Shares and Wheaton will have no right to vote the Shares in person, by way of representative or by proxy on any poll or ballot taken at any Company Meeting and Almaden will only recognize the proxies of the Voting Trustee voting such Shares at such Company Meeting.

.

CONCERNING THE SHARES

.

If any of the Shares are presently mortgaged, pledged, charged or held by a Registrant in any margin account or held by a nominee other than a Registrant, or if any of the Shares are mortgaged, pledged, charged, margined or held by a Registrant or other nominee during the term of the Voting Trust, Wheaton will advise the Voting Trustee thereof and, if requested by the Voting Trustee, will deliver to Voting Trustee an agreement whereby such mortgagee, pledgee, chargee, Registrant, or other nominee, as the case may be, agrees that such Shares are subject to the provisions of this agreement.

.

In the event of the subdivision, consolidation, change, classification or reclassification at any time of the Shares into a greater or lesser number of common shares or other voting securities of Almaden, or in the event of the conversion of such Shares or upon the amalgamation, merger, arrangement, or other corporate combination of Almaden with any other corporation or corporations, or the division of Almaden into two or more entities, any voting securities received by Wheaton in respect of the Shares resulting from such subdivision, consolidation, change, classification, reclassification, conversion, amalgamation, merger, arrangement or other corporate combination, or division will be subject to this agreement and the Voting Trust hereby constituted.

.

The Voting Trustee has the right to request in writing that Wheaton disclose to the Voting Trustee, by way of a statutory declaration, the number of Shares beneficially owned, directly or indirectly, by Wheaton, or which Wheaton has the right to acquire, or over which direction or control is exercised or for which Wheaton has the power to direct the voting of or dealing in, and Wheaton will provide such statutory declaration within two (2) Business Days of receipt of such request from the Voting Trustee.  The Voting Trustee will use reasonable discretion in determining when to exercise the rights granted pursuant to this subsection 5.3, and in any event will not exercise such rights more frequently than once in any six (6) month period.

.

TERM OF VOTING TRUST

.

This agreement and the Voting Trust will be effective as of the date hereof, and will terminate on the Termination Date.

.

TRANSFERS OF SHARES

.

Subject to any restrictions otherwise agreed to by Wheaton, Wheaton will have the right at any time and from time to time to sell, assign, transfer or otherwise dispose of any Shares to any person, corporation, partnership or other entity other than a Related Transferee, and, upon any such sale, assignment, transfer or other disposition, the Shares thereby sold, assigned, transferred or otherwise disposed of shall no longer be subject to this agreement.

.

Subject to any restrictions otherwise agreed to by Wheaton, Wheaton will have the right at any time and from time to time to sell, assign, transfer or otherwise dispose of any Shares to a Related Transferee but only if:

()

the Voting Trustee is advised in writing of the identity of the Related Transferee and the number of Shares to be disposed of not less than five (5) Business Days prior to the effective date of such disposition; and

()

the proposed Related Transferee, prior to the effective date of such disposition, enters into, executes and delivers a voting trust agreement with the Voting Trustee and Almaden in the same form as this agreement in respect of all Shares received by such Related Transferee from Wheaton.

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Until both Wheaton and a proposed Related Transferee have fully complied with subsection 7.2, the Shares proposed to be disposed of pursuant to subsection 7.2 to a Related Transferee may not be sold, assigned, transferred or otherwise disposed of and will remain subject to this agreement and the Voting Trust.

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In case of any bona fide dispute amongst the parties with respect to whether or not Shares have been assigned, transferred, sold or otherwise disposed of to a Related Transferee or if, in good faith, the Voting Trustee believes a recipient of Shares is a Related Transferee, the burden of proving that a person, corporation, partnership or other entity is not a Related Transferee lies with Wheaton.

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GENERAL

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This agreement may not be modified or terminated except by an instrument in writing signed by the party against whom enforcement of such modification or termination is sought.

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This agreement contains the entire agreement among Wheaton, Almaden and the Voting Trustee in respect of the subject matter hereof and there are no warranties, representations, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein.

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All representations, warranties, agreements and covenants made by Wheaton, Almaden and the Voting Trustee herein will survive the execution, delivery and performance of this agreement, each disposition of Shares to a Related Transferee, and each assignment of this agreement to a new Voting Trustee.

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This agreement and the rights and obligations of the parties hereunder will be governed by and construed according to the laws of the Province of British Columbia and those of Canada applicable therein.  The parties hereby attorn to the jurisdiction of the courts of the Province of British Columbia and the venue for all proceedings will be Vancouver, British Columbia.

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The parties hereto agree to execute such further documents and do or cause to be done all other acts or things reasonably necessary to implement and carry into effect this agreement to the full extent contemplated hereby including, without limitation, the execution and delivery, at the request of the Voting Trustee, by Wheaton of further powers of attorney with respect to securities of other entities which become subject to this agreement and the Voting Trust contemplated hereby by virtue of subsection 5.2.

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Any notice to be given by any party to another under this agreement will be in writing and will be deemed to be properly given when delivered by hand, or if possible, communicated by telecopier, on any Business Day, to the following addresses for notice of the intended recipient:

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in the case of notice to Wheaton:

the address indicated on page 1, with a copy to:

Gowling Lafleur Henderson LLP

Suite 2300 - 1055 Dunsmuir Street

Vancouver, British Columbia V7X 1J1

Fax No.: 604-689-8610

Attention:  Lawrence W. Talbot

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in the case of notice to the Voting Trustee or Almaden:

the address indicated on page 1

A party may, by giving notice to the other parties, change its address for notice to some other address, and a party will change its address for notice to an address that is adequate (which will include a telecopier number) whenever its existing address for notice is not adequate for delivery by hand.

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This agreement will enure to the benefit of and be binding upon the parties hereto and upon their respective successors, permitted assigns and other legal representatives.

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This agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF the parties hereto have duly executed these presents under seal as of the day and year first above written.

The Corporate Seal of WHEATON RIVER MINERALS LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) c/s ) ) ) ) ) )

SIGNED, SEALED AND DELIVERED by DUANE POLIQUIN in the presence of: Name Address Occupation	) ) ) ) ) ) ) ) (seal) ) JOHN POLIQUIN ) ) )

The Corporate Seal of ALMADEN MINERALS LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) c/s ) ) ) ) )

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SCHEDULE "A" TO VOTING TRUST AGREEMENT

IRREVOCABLE POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT:

WHEREAS the undersigned is a shareholder of ALMADEN MINERALS LTD. (the "Company") and in such capacity has entered into an agreement (the "Voting Trust Agreement") made the œ day of œ, 200œ, among the undersigned, Duane Poliquin ("Poliquin") and Almaden.

AND WHEREAS Poliquin was appointed as voting trustee under the Voting Trust Agreement, with full power of substitution in the premises, and may at any time or from time to time designate a substitute or successor voting trustee (Poliquin and any substitute voting trustee being collectively referred to as the "Voting Trustee"), under the Voting Trust Agreement to direct the voting of certain common shares owned, held or controlled by the undersigned in Almaden.

AND WHEREAS, in order to carry out the provisions of the Voting Trust Agreement, the undersigned has agreed to grant this Power of Attorney, which is a power coupled with an interest and is irrevocable, to the Voting Trustee.

NOW THEREFORE in consideration of the premises and other valuable consideration the undersigned does hereby constitute and appoint the Voting Trustee the true and lawful representative and attorney for the undersigned, and in the name, place and stead of the undersigned, with full power of substitution in the premises, to vote at, and to execute and deliver any and all proxies relating to, any meeting of shareholders and/or members of Almaden, or any adjournments thereof, with respect to those œ (œ) common shares in the capital of Almaden acquired from treasury of Almaden pursuant to an agreement between Almaden and the undersigned, all as more particularly described in the Voting Trust Agreement, whether registered in the name of the undersigned or in the name of any nominee of the undersigned from time to time, or any shares resulting from any subdivision, consolidation, change, classification, reclassification or conversion of such shares or resulting from the amalgamation, merger, arrangement, or other corporate combination of Almaden with any other company or the division of Almaden into two or more corporate entities.

This Power of Attorney is irrevocable, subject to the terms of the Voting Trust Agreement and remains in full force and effect until œ, 200œ [Insert applicable date as per subsection 6.1 of the agreement] .

This Power of Attorney will be governed by and construed in accordance with the laws of the Province of British Columbia and those of Canada applicable therein.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney under seal as of the œ day of œ, 200œ.

The Corporate Seal of WHEATON RIVER MINERALS LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) c/s ) ) ) ) ) )

SCHEDULE "B" TO VOTING TRUST AGREEMENT

IRREVOCABLE POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS THAT:

WHEREAS the undersigned is a shareholder of ALMADEN RESOURCES LTD. (the "Company") and in such capacity has entered into an agreement (the "Voting Trust Agreement") made the œ day of œ, 200œ, among the undersigned, Duane Poliquin ("Poliquin") and Almaden.

AND WHEREAS Poliquin was appointed as voting trustee under the Voting Trust Agreement, with full power of substitution in the premises, and may at any time or from time to time designate a substitute or successor voting trustee (Poliquin and any substitute voting trustee being collectively referred to as the "Voting Trustee"), under the Voting Trust Agreement to direct the voting of certain common shares owned, held or controlled by the undersigned in Almaden.

AND WHEREAS, in order to carry out the provisions of the Voting Trust Agreement, the undersigned has agreed to grant this Power of Attorney, which is a power coupled with an interest and is irrevocable, to the individual nominated by the Voting Trustee and named herein as attorney for the undersigned.

NOW THEREFORE in consideration of the premises and other valuable consideration the undersigned does hereby constitute and appoint __________________________________________ the true and lawful representative and attorney for the undersigned, and in the name, place and stead of the undersigned, with full power of substitution in the premises, to vote at, and to execute and deliver any and all proxies relating to, any meeting of shareholders and/or members of Almaden, or any adjournments thereof, with respect to those œ (œ) common shares in the capital of Almaden acquired from treasury of Almaden pursuant to an agreement between Almaden and the undersigned, all as more particularly described in the Voting Trust Agreement, whether registered in the name of the undersigned or in the name of any nominee of the undersigned from time to time, or any shares resulting from any subdivision, consolidation, change, classification, reclassification or conversion of such shares or resulting from the amalgamation, merger, arrangement, or other corporate combination of Almaden with any other company or the division of Almaden into two or more corporate entities.

This Power of Attorney is irrevocable, subject to the terms of the Voting Trust Agreement and remains in full force and effect until œ, 200œ [Insert applicable date as per subsection 6.1 of the agreement].

This Power of Attorney will be governed by and construed in accordance with the laws of the Province of British Columbia and those of Canada applicable therein.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney under seal as of the œ day of œ, 200œ.

The Corporate Seal of WHEATON RIVER MINERALS LTD. was hereunto affixed in the presence of: Authorized Signatory Authorized Signatory	) ) ) ) ) ) ) c/s ) ) ) ) ) )